Exhibit 99.1

FOR IMMEDIATE RELEASE April 25, 2016

CenterState closes two acquisitions, terminates FDIC loss share agreements and reports strong first quarter 2016 operating results

DAVENPORT, FL. – April 25, 2016 - CenterState Banks, Inc. (Nasdaq: CSFL) reported a net loss of $4,804 or $0.10 per share for the first quarter of 2016, compared to earnings per share (“EPS”) of $0.23 on net income of $10,396 reported during the prior quarter.

		per		per		per
	1Q16	share	4Q15	share	1Q15	share
Net operating income	$14,133	$0.30	$10,790	$0.23	$9,176	$0.20
FDIC loss share termination, net of taxes	(11,514)	(0.25)	---	---	---	---
Merger related expenses, net of taxes	(7,325)	(0.15)	(334)	0.00	---	---
Other, net of taxes	(98)	0.00	(60)	0.00	(28)	0.00
Net (loss) income	($4,804)	($0.10)	$10,396	$0.23	$9,148	$0.20

Net operating income ROA (annualized)	1.30%		1.06%		0.97%
Efficiency ratio	58%		61%		66%
Net operating income return on average
common tangible equity (annualized)	14.6%		10.9%		10.0%

Net operating income per share for the current quarter was $0.30 compared to $0.23 in the prior quarter.  As shown in the table above, the primary reason for the difference between net operating income per share (non-gaap) and net loss per share (gaap) during the current quarter was the termination expenses for all outstanding FDIC loss share agreements and merger related expenses.  All amounts are in thousands, except per share information, and all earnings per share amounts are reported on a diluted basis unless otherwise noted.

CURRENT QUARTER HIGHLIGHTS

•

Closed both Homestead, Florida bank acquisitions on March 1st, and converted the core systems of the larger one into the Company’s core systems on March 11th.  The second bank is scheduled to be converted in May.  Management estimates that the combined banks would be mid-teens EPS accretive in 2017.

•

Terminated all remaining FDIC loss share agreements in early February eliminating approximately $9.1 million of estimated Indemnification Asset amortization expense in 2016.  The Company will no longer share any future recoveries with the FDIC related to these agreements.

•

10% linked quarter annualized increase in loans during the first quarter, excluding Purchased Credit Impaired (“PCI”) loans and acquisition date loan balances from the two Homestead, Florida bank transactions.

•

21% linked quarter annualized increase in deposits during the first quarter, excluding acquisition date deposit balances from the two Homestead, Florida bank transactions.  The increase is primarily in commercial checking accounts.  See page 4.

Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.  See note 1 below for a discussion related to FDIC revenue and amortization (negative accretion) included in non-interest income.

Quarterly Condensed Consolidated Statements of Operations (unaudited)

For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Interest income	$ 43,498	$ 41,098	$ 40,112	$ 41,625	$ 39,485
Interest expense	2,023	1,819	1,784	1,818	1,865
Net interest income	41,475	39,279	38,328	39,807	37,620
Provision for loan losses	511	484	4	2,330	1,941
Recovery for loan losses- PCI loans	(1)	59	(4)	(22)	(299)
Net interest income after loan loss provision	40,965	38,736	38,328	37,499	35,978

Correspondent banking and capital markets division- income	8,775	6,241	5,935	8,587	6,800
Gain on sale of securities available for sale	---	---	4	---	---
FDIC- IA amortization (negative accretion) (1)	(1,166)	(3,420)	(4,144)	(4,649)	(4,350)
FDIC- revenue (1)	96	633	27	359	667
Gain on early extinguishment of debt	308	---	---	---	---
All other non-interest income	6,548	6,212	6,308	6,276	5,964
Total non interest income	14,561	9,666	8,130	10,573	9,081

Credit related expenses	359	1,306	393	1,147	(551)
Correspondent banking and capital markets division-expense	5,782	5,094	5,063	6,008	5,595
Merger and acquisition related expenses	11,172	524	169	---	---
Impairment of Branch real estate held for sale	456	94	12	(16)	641
Termination of FDIC loss share agreements (1)	17,560	---	---	---	---
All other non-interest expense	27,524	25,068	25,218	25,399	24,918
Total non interest expense	62,853	32,086	30,855	32,538	30,603

Income before income tax	(7,327)	16,316	15,603	15,534	14,456
Income tax (benefit) provision	(2,523)	5,920	5,687	5,656	5,308
NET (LOSS) INCOME	$ (4,804)	$ 10,396	$ 9,916	$ 9,878	$ 9,148
Net (loss) income allocated to common shares	$ (4,804)	$ 10,343	$ 9,862	$ 9,823	$ 9,097

(Loss)/earnings per share (basic) (GAAP)	$ (0.10)	$ 0.23	$ 0.22	$ 0.22	$ 0.20
(Loss)/earnings per share (diluted) (GAAP)	$ (0.10)	$ 0.23	$ 0.22	$ 0.21	$ 0.20
Net operating income per share (Non-GAAP) (2)	$ 0.30	$ 0.23	$ 0.22	$ 0.22	$ 0.20

Average common shares outstanding (basic)	46,343	45,237	45,200	45,161	45,128
Average common shares outstanding (diluted)	46,343	45,935	45,826	45,737	45,658
Common shares outstanding at period end	47,943	45,459	45,469	45,421	45,409

note 1:  In February 2016, the Company terminated all existing loss share agreements with the FDIC.  As a result, the Company wrote off the remaining indemnification asset, the claw back liability received cash from the FDIC and recognized a loss on the transaction of approximately $17,560 during the current quarter.

note 2:  This non-gaap metric represents gaap net income excluding certain income and expense items net of the effective tax rate for the period presented.  Items excluded are gains on sales of securities held for sale, acquisition and merger related expenses, expenses related to the termination of FDIC loss share agreements and charges related to the Company’s efficiency and profitability initiatives announced in January 2014, which include impairment charges on the real estate of several of the branches closed during April 2014, divided by the average diluted common shares outstanding.  A reconciliation table is presented on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures.

LOAN PRODUCTION

Loans, excluding PCI loans and excluding the Homestead non-PCI acquisition date loan balances, increased $59,351 during the first quarter, an annualized growth rate of approximately 10%. Total new loans originated during the quarter approximated $226.4 million, of which $188.9 million were funded.  About 41% of funded loan origination was commercial real estate (“CRE”), 27% commercial and industrial (“C&I”), 17% single family residential, 11% land, development & construction and 4% were all other.

Approximately 48% of the funded loan production was floating rate, 12% were other variable rate and 40% were fixed rate.  The loan origination pipeline is approximately $354 million at March 31, 2016 compared to $266 million at December 31, 2015.  The graph above summarizes total loan production and funded loan production over the past nine quarters.

DEPOSIT ACTIVITY

On March 1, 2016, the Company completed its acquisition of Community and Hometown.  The fair value of the deposits assumed from the two acquisitions was approximately $705,912 as summarized in the table below.

Community and Hometown deposit mix, at fair value, as of the
March 1, 2016 acquisition date (unaudited)
Checking accounts
Non-interest bearing	$236,748
Interest bearing	37,465
Savings deposits	91,732
Money market accounts	128,231
Time deposits	211,736
Total deposits	$705,912

Non time deposits as percentage of total deposits	70%
Time deposits as percentage of total deposits	30%
Total deposits	100%

During the quarter, the Company’s total deposits increased by $171,077, or approximately 21% on an annualized basis, excluding the acquisition balances acquired from Community and Hometown.  The total increase was due from increases of approximately $158,594 in checking accounts, primarily non-interest bearing commercial checking accounts.

The cost of interest bearing deposits in the current quarter was 0.26%, the same as in the prior quarter.  The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter was 0.17% compared to 0.16% in the prior quarter.  The table below summarizes the Company’s deposit mix over the periods indicated.

Deposit mix (unaudited)

For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Checking accounts
Non-interest bearing	$1,489,530	$1,133,138	$1,145,474	$1,127,591	$1,112,282
Interest bearing	756,129	679,714	621,582	621,473	623,370
Savings deposits	341,864	241,605	249,292	240,528	242,782
Money market accounts	872,219	738,301	734,363	706,647	711,903
Time deposits	632,425	422,420	434,478	440,276	459,035
Total deposits	$4,092,167	$3,215,178	$3,185,189	$3,136,515	$3,149,372

Non time deposits as percentage of total deposits	85%	87%	86%	86%	85%
Time deposits as percentage of total deposits	15%	13%	14%	14%	15%
Total deposits	100%	100%	100%	100%	100%

NET INTEREST MARGIN (“NIM”)

The Company’s NIM decreased from 4.37% in 4Q15 to 4.35% in 1Q16.  The simple and short answer for this decrease was due to the mix of interest earning assets between the two quarters.  Higher average balances in lower yielding assets, such as taxable securities and federal funds sold, and lower average balances in higher yielding assets, such as PCI loans, in the current quarter compared to the prior quarter.

The Company acquired two banks, Community and Hometown (the “Homestead” banks), on March 1, 2016.  As such, the acquired assets and assumed liabilities were included in the current quarter averages, but only for one month.  Non-PCI loan average yields increased 4 bps in the current quarter compared to the prior quarter as a result of the acquisition of higher yielding loans acquired from the Homestead banks, plus the positive effect of the December 2015 Fed rate increase, less the offsetting effect of the average interest rate on new loan production during the current quarter of approximately 3.6%.  Until the Company’s new loan production average interest rate approximates the average rate on its existing non-PCI loan portfolio, each quarter’s new loan production will have a contracting effect on the average yield of its existing non-PCI loan portfolio.

PCI loan yields decreased 12 bps in the current quarter compared to the prior quarter primarily due to adding the Homestead banks’ PCI loans which had an average yield of approximately 8.32%.  Although the average blended interest rate on this portfolio is lower when these new loans are added, the interest income amount will be larger which produces a positive effect on the Company’s NIM.

If the PCI loans were producing a yield similar to the Company’s non-PCI loans, the NIMs during the current quarter and previous quarter would have been approximately 3.68% and 3.61%, respectively, a 7 bps increase between the linked quarters.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

Yield and cost table (unaudited)

		1Q16			4Q15			1Q15
	average	interest	avg	average	interest	avg	average	interest	avg
	balance	inc/exp	rate	balance	inc/exp	rate	balance	inc/exp	rate
Loans (TEY)*	$2,569,240	$28,489	4.46%	$2,363,060	$26,337	4.42%	$ 2,172,621	$24,482	4.57%
PCI loans	214,998	8,908	16.66%	222,685	9,420	16.78%	271,135	9,930	14.85%
Taxable securities	791,292	5,062	2.57%	737,057	4,480	2.41%	688,027	4,282	2.52%
Tax -exempt securities (TEY)	98,196	1,186	4.86%	85,329	1,076	5.00%	63,792	819	5.21%
Fed funds sold and other	225,302	538	0.96%	211,112	403	0.76%	211,247	396	0.76%
Tot. interest earning assets(TEY)	$3,899,028	$44,183	4.56%	$3,619,243	$41,716	4.57%	$3,406,822	$39,909	4.75%

Interest bearing deposits	$2,266,700	$1,481	0.26%	$2,072,838	$1,351	0.26%	$2,034,864	$1,447	0.29%
Fed funds purchased	197,335	262	0.53%	203,413	186	0.36%	176,109	132	0.30%
Other borrowings	34,285	32	0.38%	27,061	36	0.53%	30,744	49	0.65%
Corporate debentures	21,052	248	4.74%	24,070	246	4.05%	23,939	237	4.02%
Total interest bearing liabilities	$2,519,372	$2,023	0.32%	$2,327,382	$1,819	0.31%	$2,265,656	$1,865	0.33%

Net Interest Spread (TEY)			4.24%			4.26%			4.42%
Net Interest Margin (TEY)			4.35%			4.37%			4.53%

*TEY = tax equivalent yield

The table below summarizes the Company’s yields on interest earning assets and costs of interest bearing liabilities over the prior five quarters.

Five quarter trend of yields and costs (unaudited)
For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Yield on loans (TEY)*	4.46%	4.42%	4.38%	4.59%	4.57%
Yield on PCI loans	16.66%	16.78%	16.27%	17.75%	14.85%
Yield on securities (TEY)	2.83%	2.68%	2.59%	2.53%	2.75%
Yield on fed funds sold and other	0.96%	0.76%	0.85%	0.87%	0.76%
Yield on total interest earning assets	4.49%	4.51%	4.57%	4.87%	4.70%
Yield on total interest earning assets (TEY)	4.56%	4.57%	4.64%	4.93%	4.75%
Cost of interest bearing deposits	0.26%	0.26%	0.26%	0.27%	0.29%
Cost of fed funds purchased	0.53%	0.36%	0.34%	0.33%	0.30%
Cost of other borrowings	0.38%	0.53%	0.65%	0.62%	0.65%
Cost of corporate debentures	4.74%	4.05%	4.03%	4.03%	4.02%
Cost of interest bearing liabilities	0.32%	0.31%	0.31%	0.32%	0.33%
Net interest margin (TEY)	4.35%	4.37%	4.44%	4.72%	4.53%
Cost of total deposits	0.17%	0.16%	0.17%	0.17%	0.19%

*TEY = tax equivalent yield

The table below summarizes selected financial ratios over the prior five quarters.

Selected financial ratios (unaudited)
As of or for the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Return on average assets (annualized)	(0.44)%	1.02%	1.01%	1.02%	0.96%
Net operating income return on
average assets (annualized)	1.30%	1.06%	1.02%	1.02%	0.97%
Return on average equity (annualized)	(3.88)%	8.52%	8.28%	8.49%	8.10%
Return on average tangible equity (annualized)	(4.95)%	10.47%	10.23%	10.42%	10.00%
Net operating income return on
average tangible equity (annualized)	14.56%	10.86%	10.35%	10.41%	10.04%
Loan / deposit ratio	76.9%	80.7%	80.5%	80.7%	78.3%
Stockholders’ equity (to total assets)	10.5%	12.2%	12.2%	12.1%	11.9%
Common tangible equity (to total tangible assets)	8.2%	10.2%	10.1%	10.0%	9.8%
Tier 1 capital (to average assets)	9.6%	10.5%	10.6%	10.4%	10.0%
Efficiency ratio, including correspondent banking (note 1)	57.9%	60.6%	63.1%	60.9%	65.5%
Efficiency ratio, excluding correspondent banking (note 2)	57.9%	59.2%	61.0%	60.1%	64.0%
Common equity per common share	$10.84	$10.79	$10.55	$10.31	$10.20
Common tangible equity per common share	$8.25	$8.82	$8.57	$8.31	$8.18

note 1:    Numerator equals non-interest expense less non-recurring expenses (e.g. merger costs, bank property impairment, etc.) less intangible amortization (both CDI and Trust intangible) less credit related expenses. Denominator equals net interest income on a taxable equivalent yield basis (“TEY”) before the provision for loan losses plus non-interest income less non-recurring income (e.g. gain on sale of securities available for sale, etc.) less FDIC income related to losses on the sales of covered OREO properties and impairment of loan pool(s) covered by FDIC loss share arrangements.

note 2:    Numerator starts with the same numerator as in “note 1”, less correspondent bank non-interest expense, including indirect expense allocations. Denominator starts with the same denominator as in “note 1”, less correspondent bank net interest income and less correspondent bank non-interest income.

LOAN MIX

The table below summarizes the Company’s loan mix over the most recent five quarter ends.

Loan mix (unaudited)
At quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Originated Loans
Real estate loans
Residential	$507,835	$491,149	$472,685	$452,733	$428,564
Commercial	824,702	781,419	740,877	686,825	614,797
Land, development and construction loans	99,605	91,817	85,116	77,089	65,357
Total real estate loans	1,432,142	1,364,385	1,298,678	1,216,647	1,108,718
Commercial loans	290,658	251,855	236,526	235,655	218,208
Consumer and other loans	69,528	67,026	64,913	60,741	57,947
Total loans before unearned fees and costs	1,792,328	1,683,266	1,600,117	1,513,043	1,384,873
Unearned fees and costs	796	873	378	411	790
Total originated loans	1,793,124	1,684,139	1,600,495	1,513,454	1,385,663

Acquired Loans (1)
Real estate loans
Residential	291,886	156,347	161,421	168,064	176,247
Commercial	705,877	473,363	493,506	516,814	539,885
Land, development and construction loans	31,541	13,459	15,084	18,931	19,829
Total real estate loans	1,029,304	643,169	670,011	703,809	735,961
Commercial loans	82,970	55,466	60,863	65,960	79,234
Consumer and other loans	6,307	474	484	404	537
Total acquired loans	1,118,581	699,109	731,358	770,173	815,732

PCI loans
Real estate loans
Residential	82,595	86,104	92,243	96,674	101,365
Commercial	127,354	105,629	119,379	126,058	131,270
Land, development and construction loans	19,912	15,548	16,851	21,546	24,294
Total real estate loans	229,861	207,281	228,473	244,278	256,929
Commercial loans	6,020	2,771	2,848	2,735	5,615
Consumer and other loans	635	476	457	516	724
Total PCI loans	236,516	210,528	231,778	247,529	263,268

Total Loans	$3,148,221	$2,593,776	$2,563,631	$2,531,156	$2,464,663

(1)	Acquired loans include the non-PCI loans purchased pursuant to the following acquisitions:
o	Branch and loan transaction with TD Bank (year 2011);
o	Federal Trust Bank acquisition (year 2011);
o	Gulfstream Bank acquisition (year 2014);
o	First Southern Bank acquisition (year 2014);
o	Community Bank of South Florida Bank acquisition (year 2016); and
o	Hometown of Homestead Banking Company (year 2016).

PURCHASED CREDIT IMPAIRED (“PCI”) LOANS

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total PCI loans at March 31, 2016.

	unpaid
	principal	carrying
	balance	balance	difference	percentage
Total PCI loans	$308,452	$ 236,516	($71,936)	23%

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

During the quarter, the Company recorded a loan loss provision expense of $510 and recoveries net of charge-offs of $348, resulting in an increase in the allowance for loan losses of $858 as shown in the table below.

The total allowance for loan losses (“ALLL") was $23,122 at March 31, 2016 compared to $22,264 at December 31, 2015, an increase of $858.  This increase is the result of the aggregate effect of: (1) an increase of $1,102 in originated loans ($1,091 in general loan loss allowance and $11 in specific loan loss allowance); (2) a decrease of $243 in acquired loans ($236 in general loan loss allowance and $7 in specific loan loss allowance); and (3) a decrease of $1 in the allowance for loan losses on PCI loans.  The changes in the Company’s ALLL components between March 31, 2016 and December 31, 2015 are summarized in the table below.

	March 31, 2016			Dec 31, 2015			increase (decrease)
	loan	ALLL		loan	ALLL		loan	ALLL
	balance	balance	%	balance	balance	%	balance	balance
Originated loans	$1,768,628	$ 18,417	1.04%	$1,664,056	$ 17,326	1.04%	$ 104,572	$ 1,091	--- bps
Impaired originated loans	24,496	768	3.14%	20,083	757	3.77%	4,413	11	(63) bps
Total originated loans	1,793,124	19,185	1.07%	1,684,139	18,083	1.07%	108,985	1,102	--- bps

Acquired loans (2)	1,115,163	3,501	0.31%	696,017	3,737	0.54%	419,146	(236)	(23) bps
Impaired acquired loans (1)	3,418	316	9.25%	3,092	323	10.45%	326	(7)	(120)bps
Total acquired loans	1,118,581	3,817	0.34%	699,109	4,060	0.58%	419,472	(243)	(24) bps

Total non-PCI loans	2,911,705	23,002		2,383,248	22,143		528,457	859
PCI loans	236,516	120		210,528	121		25,988	(1)
Total loans	$3,148,221	$23,122		$2,593,776	$22,264		$ 554,445	$858

(1)	These are loans that were acquired as performing loans that subsequently became impaired.
(2)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at March 31, 2016 was approximately $19,030 or 1.7% of the aggregate outstanding related loan balances. Prior to March 31, 2016, the Company did not previously include loans acquired pursuant to the TD Bank and Federal Trust acquisitions that occurred in 2011.  Acquired loans currently include performing loans acquired from the TD Bank acquisition (year 2011), the Federal Trust acquisition (year 2011), the Gulfstream Bank acquisition (year 2014), the First Southern Bank acquisition (year 2014), the Community Bank acquisition (year 2016) and the Hometown of Homestead Banking Company acquisition (year 2016).  All prior periods have been reclassified to conform to this new presentation format.

The general loan loss allowance (non-impaired loans) relating to originated loans increased by $1,091 resulting primarily from an increase in loans outstanding.

The general loan loss allowance (non-impaired loans) relating to acquired loans decreased by $236 resulting primarily from a decrease in loans outstanding, excluding the two bank acquisitions (Community Bank and Hometown of Homestead Banking Company) which occurred during the current quarter.  At March 31, 2016 the loans acquired from these two acquisitions were equal to approximately $456,398.  These loans were recorded at estimated fair value at the March 1, 2016 acquisition date.  As such, there is no allowance for loan losses associated with these loans as of March 31, 2016.  The unamortized acquisition date fair value adjustment related to these loans at March 31, 2016 was approximately $10,162, or 2.2% of the related loan balances.

The specific loan loss allowance (impaired loans) for both originated loans and acquired loans is the aggregate of the results of individual analyses prepared for each one of the impaired loans, excluding PCI loans.

Total impaired loans at March 31, 2016 are equal to $27,914 ($24,496 originated impaired loans plus $3,418 acquired impaired loans).  Approximately $13,394 of the Company’s impaired loans (48%) are accruing performing loans.  This group of impaired loans is not included in the Company’s non-performing loans or non-performing assets categories.

PCI loans are accounted for pursuant to ASC Topic 310-30.  PCI loan pools are evaluated for impairment each quarter.  If a pool is impaired, an allowance for loan loss is recorded.

Management believes the Company’s allowance for loan losses is adequate at March 31, 2016.  However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future.  The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)
as of or for the quarter ending	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Loans, excluding PCI loans
Allowance at beginning of period	$ 22,143	$ 22,586	$ 22,818	$ 20,842	$ 19,384
Charge-offs	(495)	(1,266)	(893)	(783)	(949)
Recoveries	843	339	657	429	466
Net recoveries (charge-offs)	348	(927)	(236)	(354)	(483)
Provision for loan losses	511	484	4	2,330	1,941
Allowance at end of period for loans
other than PCI loans	$ 23,002	$ 22,143	$ 22,586	$ 22,818	$ 20,842

PCI loans
Allowance at beginning of period	$ 121	$ 62	$ 116	$ 138	$ 514
Charge-offs	---	---	(50)	---	(77)
Recoveries	---	---	---	---	---
Net charge-offs	---	---	(50)	---	(77)
(Recovery) provision for loan losses	(1)	59	(4)	(22)	(299)
Allowance at end of period for
PCI loans	$ 120	$ 121	$ 62	$ 116	$ 138
Total allowance at end of period	$ 23,122	$ 22,264	$ 22,648	$ 22,934	$ 20,980

The following table summarizes the Company’s loan portfolio and related allowance for loan losses as a percentage of the loan portfolio segment presented as of the end of the previous five quarters.

(unaudited)
For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Troubled debt restructure (“TDRs”) (note 1)	$ 15,350	$ 15,127	$ 15,204	$ 15,659	$ 14,666
Impaired loans that were not TDRs	12,564	8,048	6,654	7,187	7,516
Total impaired loans	27,914	23,175	21,858	22,846	22,182
Originated non-impaired loans	1,768,628	1,664,056	1,580,791	1,493,163	1,363,481
Acquired non-impaired loans	1,115,163	696,017	729,204	767,618	815,732
Total Non-PCI loans	2,911,705	2,383,248	2,331,853	2,283,627	2,201,395
Total PCI loans	236,516	210,528	231,778	247,529	263,268
Total loans	$3,148,221	$2,593,776	$2,563,631	$2,531,156	$2,464,663
ALLL for Non-PCI loans
General loan loss allowance- originated loans	$ 18,417	$ 17,326	$ 16,824	$ 16,165	$ 15,319
General loan loss allowance- acquired loans	3,501	3,737	4,550	4,817	4,422
Specific loan loss allowance- impaired loans	1,084	1,080	1,212	1,836	1,101
Total allowance for loan losses (note 2)	$ 23,002	$ 22,143	$ 22,586	$ 22,818	$ 20,842
ALLL as a percentage of period end loans:
Total Originated non-impaired loans	1.04%	1.04%	1.06%	1.08%	1.12%
Total Acquired non-impaired loans (note 3)	0.31%	0.54%	0.62%	0.63%	0.54%
Total impaired loans	3.88%	4.66%	5.54%	8.04%	4.96%

note 1:  The Company has approximately $15,350 of TDRs.  Of this amount $9,969 are performing pursuant to their modified terms, and $5,381 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.  Only non performing TDRs are included in NPLs.

note 2:  Excludes PCI loans.

note 3:  Non-impaired loans acquired pursuant to the March 1, 2016 acquisition of Hometown of Homestead Banking Company (“Hometown”) and Community Bank of South Florida, Inc. (“Community”) are included in the 3/31/16 acquired loan balances in the table above.  These loans were recorded at estimated fair value as of the acquisition date, and as such there is no related allowance for loan losses associated with these loans, resulting in an overall combined lower percentage when compared to previous quarter ends.

The Company defines non-performing loans (“NPLs”) as non-accrual loans plus loans past due 90 days or more and still accruing interest.  NPLs do not include PCI loans.  PCI loans are accounted for pursuant to ASC Topic 310-30.  NPLs as a percentage of total Non-PCI loans were 0.85% at March 31, 2016 compared to 0.87% at December 31, 2015.

Non-performing assets (“NPAs”) (which the Company defines as NPLs, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure), excluding OREO covered by FDIC loss share agreement; and (b) other repossessed assets that are not real estate, and are not covered by FDIC loss share agreement) were $40,888 at March 31, 2016, compared to $22,545 at December 31, 2015.  NPAs as a percentage of total assets was 0.82% at March 31, 2016 compared to 0.56% at December 31, 2015.  NPAs as a percentage of loans plus OREO and other repossessed assets, excluding PCI loans and OREO covered by FDIC loss share agreements, was 1.40% at March 31, 2016 compared to 0.95% at December 31, 2015.  The increases in the preceding three metrics were primarily due to the termination of the FDIC loss share agreements in February 2016.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios (unaudited)
As of or for the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Non-accrual loans (note 1)	$24,865	$20,833	$22,450	$25,028	$26,857
Past due loans 90 days or more
and still accruing interest (note 1)	---	---	---	---	---
Total non-performing loans (“NPLs”) (note 1)	24,865	20,833	22,450	25,028	26,857
Other real estate owned (“OREO”) (note 2)	15,937	1,567	2,993	4,691	7,586
Repossessed assets other than real estate (note 1)	86	145	106	172	139
Total non-performing assets (“NPAs”) (note 2)	$40,888	$22,545	$25,549	$29,891	$34,582
OREO covered by FDIC loss share agreements:
80% covered	---	4,828	3,661	6,531	4,716
75% covered	---	---	---	---	---
70% covered	---	---	297	249	249
30% covered	---	4,742	3,729	5,224	8,563
0% covered	---	59	---	---	---
Total non-performing assets including
FDIC covered OREO	$40,888	$32,174	$33,236	$41,895	$48,110
Non-performing loans as percentage of total
loans excluding PCI loans	0.85%	0.87%	0.96%	1.10%	1.22%
Non-performing assets as percentage of total assets
Excluding FDIC covered OREO	0.82%	0.56%	0.65%	0.77%	0.89%
Including FDIC covered OREO	0.82%	0.80%	0.85%	1.08%	1.24%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets (note 1)
Excluding FDIC covered OREO	1.40%	0.95%	1.09%	1.31%	1.57%
Including FDIC covered OREO	1.40%	1.34%	1.42%	1.82%	2.16%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans (note 1)	0.40%	0.62%	0.67%	0.51%	0.61%
Net (recovery) charge-offs (note 1)	$(348)	$927	$236	$354	$483
Net (recovery) charge-offs as a percentage
of average loans for the period (note 1)	(0.01%)	0.04%	0.01%	0.02%	0.02%
Net (recovery) charge-offs as a percentage of average
loans for the period on an annualized basis (note 1)	(0.05%)	0.16%	0.04%	0.06%	0.09%
Allowance for loan losses as percentage of NPLs (note 1)	93%	106%	101%	91%	78%

note 1:  Excludes PCI loans.

note 2:  Excludes OREO covered by FDIC loss share agreements in prior periods presented.  All FDIC loss sharing agreements were terminated during the first quarter of 2016, as such no OREO was covered at March 31, 2016.

CORRESPONDENT BANKING AND CAPITAL MARKETS SEGMENT

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Quarterly Condensed Segment Information - Correspondent banking and capital markets division (unaudited)
For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Net interest income	$1,802	$1,716	$1,545	$1,467	$1,602
Provision for loan losses	(52)	(4)	1	(24)	(131)
Total non-interest income (note 1)	8,775	6,241	5,935	8,587	6,800
Total non-interest expense (note 2)	(5,782)	(5,094)	(5,063)	(6,008)	(5,595)
Income tax provision	(1,830)	(1,103)	(934)	(1,551)	(1,032)
Net income	$ 2,913	$ 1,756	$ 1,484	$ 2,471	$ 1,644
Contribution to diluted earnings per share	$ 0.06	$ 0.04	$ 0.03	$ 0.05	$ 0.04

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (note 3)	$(340)	$(174)	$(304)	$(262)	$(276)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$ 0.06	$ 0.03	$ 0.03	$ 0.05	$ 0.03

note 1:    The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $7,371, $5,254, $4,943, $7,334 and $5,694 for 1Q16, 4Q15,  3Q15, 2Q15 and 1Q15, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

note 2:    A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in note 1 above were $3,352, $2,505, $2,388, $3,461 and $2,938 for 1Q16, 4Q15, 3Q15, 2Q15 and 1Q15, respectively.   Expenses in this line item do not include any indirect support allocation costs.

note 3:    A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)
For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Cash and due from banks	$ 65,560	$ 50,902	$ 42,624	$ 50,317	$ 59,295
Fed funds sold and Fed Res Bank deposits	296,459	101,580	185,807	104,805	197,046
Trading securities	2,719	2,107	1,266	1,508	1,017
Investment securities, available for sale	707,573	604,739	490,458	532,440	520,247
Investment securities, held to maturity	256,849	272,840	248,310	250,482	228,870
Loans held for sale	2,186	1,529	806	1,656	522
PCI loans	236,516	210,528	231,778	247,529	263,268
Loans	2,911,705	2,383,248	2,331,853	2,283,627	2,201,395
Allowance for loan losses	(23,122)	(22,264)	(22,648)	(22,934)	(20,980)
FDIC indemnification assets	---	25,795	28,596	36,157	41,594
Premises and equipment, net	116,734	101,821	102,675	101,079	100,526
Goodwill	105,492	76,739	76,739	76,739	76,739
Core deposit intangible	17,803	12,164	12,744	13,186	13,789
Bank owned life insurance	86,455	85,890	85,316	84,736	84,137
OREO covered by FDIC loss share agreements	---	9,629	7,687	12,004	13,528
OREO not covered by FDIC loss share agreements	15,937	1,567	2,993	4,691	7,586
Deferred income tax asset, net	69,470	46,220	47,516	49,704	48,502
Other assets	101,319	57,683	58,552	45,483	51,491
TOTAL ASSETS	$ 4,969,655	$ 4,022,717	$ 3,933,072	$ 3,873,209	$ 3,888,572

Deposits	$ 4,092,167	$ 3,215,178	$ 3,185,189	$ 3,136,515	$ 3,149,372
Federal funds purchased	225,298	200,250	161,303	171,219	187,443
Other borrowings	57,906	76,565	52,561	64,203	55,032
Other liabilities	74,823	40,210	54,207	32,836	33,660
Common stockholders’ equity	519,461	490,514	479,812	468,436	463,065
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 4,969,655	$ 4,022,717	$ 3,933,072	$ 3,873,209	$ 3,888,572

Condensed Consolidated Average Balance Sheets (unaudited)
For quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Federal funds sold and other	$ 225,302	$ 211,112	$ 165,927	$ 170,139	$ 211,247
Security investments	889,488	822,386	767,268	764,359	751,819
PCI loans	214,998	222,685	241,393	257,581	271,135
Loans	2,569,240	2,363,060	2,306,751	2,237,178	2,172,621
Allowance for loan losses	(22,616)	(22,078)	(22,890)	(20,107)	(20,980)
All other assets	479,454	458,087	455,067	479,645	468,645
TOTAL ASSETS	$ 4,355,866	$ 4,055,252	$ 3,913,516	$ 3,888,795	$ 3,854,487

Deposits- interest bearing	$ 2,266,700	$ 2,072,838	$ 2,033,045	$ 2,014,726	$ 2,034,864
Deposits- non interest bearing	1,282,422	1,194,763	1,136,788	1,127,639	1,098,236
Federal funds purchased	197,335	203,413	173,575	184,525	176,109
Other borrowings	55,337	51,131	55,382	58,920	54,683
Other liabilities	56,650	48,969	39,740	36,138	32,373
Stockholders’ equity	497,422	484,138	474,986	466,847	458,222
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 4,355,866	$ 4,055,252	$ 3,913,516	$ 3,888,795	$ 3,854,487

Condensed Consolidated Earnings Statement (unaudited)

For quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15

Interest income:
Loans	$37,118	$35,508	$35,134	$36,786	$34,268
Investments	5,842	5,187	4,623	4,470	4,821
Federal funds sold and other	538	403	355	369	396
Total interest income	43,498	41,098	40,112	41,625	39,485

Interest expense:
Deposits	1,481	1,351	1,339	1,369	1,447
Securities sold under agreement to repurchase	27	32	51	54	49
Federal funds purchased	267	190	150	154	132
Corporate debentures	248	246	244	241	237
Total interest expense	2,023	1,819	1,784	1,818	1,865

Net interest income	41,475	39,279	38,328	39,807	37,620
Provision for loan losses	510	543	---	2,308	1,642
Net interest income after loan loss provision	40,965	38,736	38,328	37,499	35,978

Non interest income (see page 16)	14,561	9,666	8,130	10,573	9,081

Non interest expense:
Salaries, wages and employee benefits	21,455	18,977	18,916	19,925	19,580
Occupancy expense	2,147	1,986	2,203	2,131	2,080
Depreciation of premises and equipment	1,497	1,442	1,438	1,403	1,433
Data processing expense	1,527	1,443	1,536	1,562	1,695
Legal, audit and other professional fees	903	750	779	690	735
Amortization of intangibles	678	616	615	640	666
Credit related expense (see page 17)	359	309	439	522	50
FDIC credit related expenses (see page 17)	---	997	(46)	625	(567)
Merger and acquisition related expenses	11,172	524	169	---	---
Termination of FDIC loss share agreements	17,560	---	---	---	---
Impairment/sales bank property held for sale, net	456	94	12	(16)	641
Lease termination recovery	---	---	---	---	(597)
All other expenses	5,099	4,948	4,794	5,056	4,887
Total non interest expenses	62,853	32,086	30,855	32,538	30,603

(Loss) income before provision for income taxes	(7,327)	16,316	15,603	15,534	14,456
Provision for income taxes	(2,523)	5,920	5,687	5,656	5,308
Net (loss) income	$(4,804)	$10,396	$9,916	$9,878	$9,148

(Loss)/earnings per share -diluted	$(0.10)	$0.23	$0.22	$0.21	$0.20

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

NON INTEREST INCOME AND NON INTEREST EXPENSES

The table below summarizes the Company’s non-interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)
For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Correspondent banking and capital markets division (1)	$ 7,371	$ 5,254	$ 4,943	$ 7,334	$ 5,694
Other correspondent banking related revenue (2)	1,404	987	992	1,253	1,106
Wealth management related revenue	735	913	940	990	970
Service charges on deposit accounts	2,736	2,576	2,488	2,420	2,261
Debit, prepaid, ATM and merchant card related fees	2,046	1,730	1,659	1,823	1,701
BOLI income	565	574	580	599	593
Other service charges and fees	466	419	641	444	439
Gain on sale of securities available for sale	---	---	4	---	---
Subtotal	$15,323	$12,453	$12,247	$14,863	$12,764
Gain on early extinguishment of debt	308	---	---	---	---
FDIC indemnification asset – amortization (see explanation below)	(1,166)	(3,420)	(4,144)	(4,649)	(4,350)
FDIC indemnification income	96	633	27	359	667
Total non-interest income	$14,561	$9,666	$8,130	$10,573	$9,081

note 1:    Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

note 2:    Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

The table below summarizes the Company’s non-interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)
For the quarter ended:	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Employee salaries and wages	$16,137	$14,344	$14,200	$15,130	$14,535
Employee incentive/bonus compensation accrued	1,259	1,854	1,719	1,749	1,200
Employee equity based compensation expense	1,080	866	775	812	830
Deferred compensation expense	160	148	157	153	161
Health insurance and other employee benefits	1,260	983	1,240	1,312	1,330
Payroll taxes	1,423	734	825	893	1,403
401K employer contributions	477	358	416	408	435
Other employee related expenses	291	314	328	237	238
Incremental direct cost of loan origination	(632)	(624)	(744)	(769)	(552)
Total salaries, wages and employee benefits	21,455	18,977	18,916	19,925	19,580

(Gain) loss on sale of OREO	(158)	39	31	74	(547)
Loss (gain) on sale of FDIC covered OREO	---	491	(313)	(47)	(981)
Valuation write down of OREO	22	22	65	109	61
Valuation write down of FDIC covered OREO	---	169	172	281	328
Loss (gain) on repossessed assets other than real estate	6	(7)	15	---	(1)
Foreclosure and repossession related expenses	489	255	328	339	503
Foreclosure and repo expense, FDIC	---	337	95	391	86
Total credit related expenses	359	1,306	393	1,147	(551)

Occupancy expense	2,147	1,986	2,203	2,131	2,080
Depreciation of premises and equipment	1,497	1,442	1,438	1,403	1,433
Supplies, stationary and printing	299	338	382	351	365
Marketing expenses	690	668	630	481	538
Data processing expenses	1,527	1,443	1,536	1,562	1,695
Legal, auditing and other professional fees	903	750	779	690	735
Bank regulatory related expenses	810	606	774	883	910
Postage and delivery	355	337	348	336	368
ATM and debit card related expenses	596	495	515	450	433
Amortization of intangibles	678	616	615	640	666
Internet and telephone banking	564	538	545	550	534
Correspondent account and Federal Reserve charges	176	155	163	169	168
Conferences, seminars, education and training	133	142	110	151	117
Director fees	209	176	164	173	179
Travel expenses	79	117	148	97	84
Other expenses	1,188	1,376	1,015	1,415	1,225
Subtotal	33,665	31,468	30,674	32,554	30,559
Impairment/sales bank property held for sale	456	94	12	(16)	641
Lease termination recovery	---	---	---	---	(597)
Merger and acquisition related expenses	11,172	524	169	---	---
Termination of FDIC loss share agreements	17,560	---	---	---	---
Total non- interest expense	$62,853	$32,086	$30,855	$32,538	$30,603

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP interest income, net interest income and tax equivalent basis interest income and net interest income, as well as total stockholders’ equity and tangible common equity. It also reconciles net income and net operating income.  Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance.  The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures.  All amounts are in thousands except per share data (unaudited):

	1Q16	4Q15	1Q15
Interest income, as reported (GAAP)	$43,498	$41,098	$39,485
tax equivalent adjustments	685	618	424
Interest income (tax equivalent)	$44,183	$41,716	$39,909

Net interest income, as reported (GAAP)	$41,475	$39,279	$37,620
tax equivalent adjustments	685	618	424
Net interest income (tax equivalent)	$42,160	$39,897	$38,044

	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
Total stockholders' equity (GAAP)	$519,461	$490,514	$479,812	$468,436	$463,065
Goodwill	(105,492)	(76,739)	(76,739)	(76,739)	(76,739)
Core deposit intangible	(17,803)	(12,164)	(12,744)	(13,186)	(13,789)
Trust intangible	(802)	(837)	(873)	(909)	(946)
Tangible common equity	$395,364	$400,774	$389,456	$377,602	$371,591

	1Q16	4Q15	3Q15	2Q15	1Q15
Net (loss) income (GAAP)	$(4,804)	$10,396	$9,916	$9,878	$9,148
Exclude gain on sale of AFS securities	---	---	(4)	---	---
Exclude gain on early extinguishment
of debt	(308)	---	---	---	---
Add back merger and acquisition
related expenses	11,172	524	169	---	---
Add expenses related to termination of
FDIC loss share agreements	17,560	---	---	---	---
Add back impairment/sales relating to
bank property held for sale, net	456	94	12	(16)	641
Subtract lease termination recovery	---	---	---	---	(597)
Tax effected using the effective tax
rate for the period presented	(9,943)	(224)	(65)	6	(16)
Net operating income	$14,133	$10,790	$10,028	$9,868	$9,176
Average diluted shares outstanding
during the period presented	46,343	45,935	45,826	45,737	45,658
Net operating income per share	$0.30	$0.23	$0.22	$0.22	$0.20

About CenterState Banks, Inc.

The Company, headquartered in Davenport, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 72 branch banking offices located in 22 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to approximately 600 community banks nationwide.

For additional information contact Ernest S. Pinner (Chairman), John C. Corbett (CEO), James J. Antal (CFO) or Stephen D. Young (Treasurer) at 863-419-7750.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, and otherwise in our SEC reports and filings.